UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2016

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio	44026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President and Chief Financial Officer

On March 3, 2016, Fairmount Santrol Holdings Inc. (the “Company”) announced that Michael F. Biehl will join the Company as Executive Vice President and Chief Financial Officer, effective no later than May 1, 2016.

Mr. Biehl, age 60, will join the Company after having served since 2001 as the Chief Financial Officer of Chart Industries, Inc. (“Chart”), a diversified global manufacturer of equipment for the industrial gas, energy and biomedical industries. Mr. Biehl also served as Chart’s Executive Vice President since April 2006, Chief Accounting Officer from October 2002 until March 2006, and Treasurer from July 2001 until December 2008 and from August 2010 until May 2014. Prior to joining Chart, Mr. Biehl was Vice President, Finance and Treasurer at the former Oglebay Norton Company, an industrial minerals mining, processing and transportation company. Prior to his service at the Oglebay Norton Company, Mr. Biehl worked in the audit practice of Ernst & Young LLP in Cleveland, Ohio from 1978 to 1992.

In connection with his service as the Company’s Executive Vice President and Chief Financial Officer, Mr. Biehl will receive an annual base salary of $440,000. Mr. Biehl will be eligible for the Company’s Short Term Incentive Plan with an annual bonus potential target value of 100% of annual base salary, subject to a one-time, guaranteed minimum bonus of $100,000 for 2016. In addition, Mr. Biehl will receive a one-time signing bonus of $200,000 and restricted stock units valued at $250,000. Mr. Biehl will also receive a Long Term Incentive Grant for 2016 with a target value of 150% of annual base salary, which is expected to consist of 152,000 stock options, 64,000 restricted stock units, and 74,000 performance shares, and participate in the Company’s Change in Control Plan and other benefit plans available to our executive officers.

There are no arrangements or understandings between Mr. Biehl and any other person pursuant to which he was selected to serve as the Company’s Executive Vice President and Chief Financial Officer, nor are there any family relationships between Mr. Biehl and any of the Company’s directors or executive officers. Mr. Biehl has no material interests in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Effective upon Mr. Biehl’s commencement of employment with the Company, which will occur no later than May 1, 2016, Mark E. Barrus, who is currently serving as the Company’s Interim Chief Financial Officer, will return to his role as the Company’s Vice President, Accounting and Controls.

A copy of the press release announcing Mr. Biehl’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Retirement of Executive Vice President and Chief Operating Officer

On March 1, 2016, Joseph D. Fodo, the Company’s Executive Vice President and Chief Operating Officer, informed the Company of his intent to retire from his position effective as of April 1, 2016. The Company is currently transitioning Mr. Fodo’s responsibilities to other senior leaders of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of the Company, dated March 3, 2016, announcing the Company’s appointment of Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRMOUNT SANTROL HOLDINGS INC.

Date: March 3, 2016	By:	/s/ David J. Crandall
David J. Crandall
Vice President, General Counsel and Secretary

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